Exhibit 10.2

April 16, 2003

Ms. Vivian Macdonald

Dear Vivian:

We are pleased to promote you to the position of Vice President, Corporate Controller of Restoration Hardware.

Below are the key details of the offer.

Title	Vice President, Corporate Controller

Salary	$175,000 per year, paid bi-weekly.

Management Incentive Program	You will be eligible to participate in the Management Incentive Program. Details of the program to be finalized at a later date.

Stock Option Grant

20,000 shares, as part of the annual stock option plan. The stock options will vest over a 4-year period, with the terms being in accordance with the administrative guidelines of  the company’s stock option plan.

Vivian, you are a valuable member of the organization and we are looking forward to your continuing contributions to Restoration Hardware.

Sincerely,

/s/ Kevin Shahan	/s/ Gary Friedman

Kevin Shahan	Gary Friedman

Vice President, Chief Financial Officer

President and Chief Executive Officer

Þ I understand and agree to the terms of this offer of employment:

/s/ Vivian Macdonald

4/16/03

Vivian Macdonald

Date

cc:           Associate’s file